SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ___________________________



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of report (date of earliest event reported): October 31, 2002




                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)





          Texas                          0-4690                 74-2126975
(State or other jurisdiction    (Commission file number)    (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000



                         ______________________________




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Item 5.Other Events


On  November  4,  2002,  the  Board of  Directors  (the  "Board")  of  Financial
Industries Corporation (the "Registrant") appointed Dr. Eugene Payne as the Registrant's new President, Chief Executive Officer, and Chairman of the Board. The appointment is effective immediately. Dr. Payne has been acting as Interim Chairman of the Board since August 27, 2002. He takes over the CEO responsibilities from Interim CEO, Thomas C. Richmond. Mr. Richmond will continue in his role as Vice President-Operations and Secretary.

The Registrant announced that the employment agreement between the Registrant and Roy F. Mitte, the former Chairman, President, Chief Executive Officer, was terminated effective October 31, 2002. While the employment agreement has been terminated, the employment of Mr. Mitte has not been terminated. He will continue as an employee of the Registrant in the newly created position of Chairman Emeritus. His salary is set at the same annual rate which non-employee directors of the Registrant receive for service on the Board, and he shall be entitled to certain employee medical and life insurance benefits.







Exhibits.

     99.1*   -   Press Release dated November 4, 2002

__________________
* Filed herewith




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FINANCIAL INDUSTRIES
                                                CORPORATION



Date: November 6, 2002                          By:   /s/ Eugene E. Payne
                                                     ___________________________
                                                     Eugene E. Payne
                                                     Chief Executive Officer




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




                                  Exhibit 99.1


FOR IMMEDIATE RELEASE
November 4,  2002

FOR MORE INFORMATION CONTACT
Robert S. Cox
512-404-5128

            FINANCIAL INDUSTRIES CORPORATION ANNOUNCES APPOINTMENT OF NEW PRESIDENT, CHIEF EXECUTIVE OFFICER & CHAIRMAN OF THE BOARD

AUSTIN, TEXAS -- Financial Industries Corporation (FIC) (Nasdaq: FNIN) announced that its Board of Directors elected Dr. Eugene Payne as the Company's new President, Chief Executive Officer, and Chairman of the Board. The appointment is effective immediately. Dr. Payne has been acting as Interim Chairman of the Board since August 27, 2002. He takes over the CEO responsibilities from Interim CEO, Thomas C. Richmond. Mr. Richmond will continue in his role as Vice President-Operations and Secretary.

Dr. Payne is currently Chairman of the Management Department at Southwest Texas State University. Until his early retirement at the end of 1999, he had served for 11 years in various executive capacities for FIC and its operating companies. He also served as a Director of FIC and its affiliate, InterContinental Life Corporation. In the 20 years prior to his tenure with FIC, Gene served in executive positions for Texas Tech University, EDS, the University of Texas at Dallas and E. I. DuPont.

In commenting on his appointment, Gene stated that he is pleased to have the opportunity to lead FIC during this transition period. He indicated that he plans to work with FIC's senior management team in refining and implementing strategies to improve performance and growth.

FIC also announced that the Board of Directors has terminated the employment agreement between the Company and Roy F. Mitte, the former Chairman, President, Chief Executive Officer, effective October 31, 2002. The Company has designated Mr. Mitte as Chairman Emeritus.

The information in this release relating to the Company's operations and financial results, future business developments, and contingencies and uncertainties constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.

Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance and annuity products. The Company's NASDAQ symbol is FNIN. For more information on FIC, go to http://www.ficgroup.com on the Internet.




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